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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2000 relating to the consolidated statements of operations, of stockholders' equity and of cash flows for the year ended December 31, 1999 of EarthLink, Inc., which appears in EarthLink, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

PricewaterhouseCoopers LLP

Century City, California
July 12, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS